                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         RUSS BERRIE AND COMPANY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                                                  March 15, 1995

Dear Shareholder:

     It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders which will be held at the Sheraton International Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey, at 2:00 P.M. on Tuesday, April 25, 1995.

     At the meeting, shareholders will be asked to elect 9 directors and to transact such other business as may properly come before the meeting.

     I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

                                          Sincerely,

                                          RUSSELL BERRIE
                                          Chairman of the Board

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 25, 1995

     The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. will be held at the Sheraton International Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey, on Tuesday, April 25, 1995, at 2:00 P.M., for the following purposes:

     1. To elect 9 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 9, 1995, are entitled to notice of and to vote at such meeting.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          ARNOLD S. BLOOM
                                          Secretary

Oakland, New Jersey
March 15, 1995

Please complete, date, sign and promptly return your proxy card in the enclosed envelope.

                         RUSS BERRIE AND COMPANY, INC.

                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                PROXY STATEMENT
                              DATED MARCH 15, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 25, 1995, at 2:00 P.M., at the Sheraton International Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey, and at any adjournments thereof.

     Shareholders of record at the close of business on March 9, 1995, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 21,519,750 shares of common stock of the Company, stated value $.10 per share ("Common Stock"). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

     An executed proxy may be revoked at any time by written notification to the Secretary of the Company if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated below. The cost of solicitation will be borne by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 1994 accompanies this Proxy Statement, but is not part of the proxy soliciting materials.

     This Proxy Statement and the form of proxy will be mailed to shareholders on or about March 24, 1995.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of the persons named below. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who would be nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

                                        DIRECTOR                PRINCIPAL OCCUPATION;
              NAME                AGE    SINCE                   OTHER DIRECTORSHIPS
- --------------------------------  ---   --------   -----------------------------------------------
Raphael Benaroya................  44      1993     Chairman of the Board, President and Chief
                                                   Executive Officer, since 1988, of United Retail
                                                   Group, Inc., which operates a chain of retail
                                                   specialty stores.
Russell Berrie..................  62      1966     Chairman of the Board and Chief Executive
                                                   Officer of the Company since its incorporation
                                                   in 1966. Mr. Berrie is the founder of the
                                                   Company. Mr. Berrie is also a Director of
                                                   United Retail Group, Inc.

A. Curts Cooke..................  58      1982     President and Chief Operating Officer of the
                                                   Company since March 17, 1990; Executive Vice
                                                   President, Chief Financial Officer and
                                                   Secretary of the Company from February 1984 to
                                                   March 17, 1990.

Jimmy Hsu.......................  45      1988     Executive Vice President of the Company since
                                                   July 1, 1994. Prior thereto, Mr. Hsu's titles
                                                   were Senior Vice President -- Product
                                                   Development and Far East Operations of the
                                                   Company (from August 1991 through June 1994)
                                                   and Senior Vice President -- Far East
                                                   Operations of the Company (from January 1987
                                                   through July 1991). Mr. Hsu is also a Director
                                                   of Family Golf Center Inc., a company which
                                                   develops golf practice centers.

Ilan Kaufthal...................  47      --       Managing Director, since February 1987, of
                                                   Wertheim Schroder & Company, Inc., an
                                                   investment banking firm. Prior thereto, from
                                                   1970 until January 1987, Mr. Kaufthal was
                                                   Senior Vice President, Chief Financial Officer,
                                                   Treasurer and Director of Mergers and
                                                   Acquisitions of NL Industries, a chemical and
                                                   oil services company. Mr. Kaufthal is also a
                                                   Director of United Retail Group, Inc., Cambrex
                                                   Corporation, a company which manufactures
                                                   specialty chemicals, and Rexene Corporation, a
                                                   company which manufactures petrochemicals and
                                                   plastic film.

Charles Klatskin................  60      1983     Chairman of the Board and President of Charles
                                                   Klatskin Company Inc., a commercial real estate
                                                   brokerage and development firm, since its
                                                   incorporation in 1966.

William A. Landman..............  42      1994     Co-Director of Acquisitions of CMS Companies,
                                                   an investment firm, since 1987. Mr. Landman is
                                                   also a Director of Comtrex Systems Corporation,
                                                   which manufactures cash registers.

Sidney Slauson..................  85      1978     Of Counsel to Rosner and Feltman, a law firm
                                                   which provides legal services to the Company.
                                                   Mr. Slauson acted as corporate counsel to the
                                                   Company from 1966 through 1990.

                                        DIRECTOR                PRINCIPAL OCCUPATION;
              NAME                AGE    SINCE                   OTHER DIRECTORSHIPS
- --------------------------------  ---   --------   -----------------------------------------------
Bernard H. Tenenbaum............  40      1989     Vice President -- Corporate Development of the
                                                   Company since January 14, 1993. Mr. Tenenbaum
                                                   also serves as President and Chief Executive
                                                   Officer of a division of the Company which
                                                   focuses on evaluating possible acquisitions for
                                                   the Company and overseeing the management of
                                                   the Company's toy subsidiaries. From September
                                                   1988 until joining the Company as an officer,
                                                   Mr. Tenenbaum was a founding Director of the
                                                   George Rothman Institute of Entrepreneurial
                                                   Studies, Fairleigh Dickinson University, and
                                                   was previously Associate Director of the Snider
                                                   Entrepreneurial Center of The Wharton School.
                                                   Mr. Tenenbaum is also a Director of WPI Group
                                                   which manufactures component parts for
                                                   electronic and computer systems.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during 1994. The Audit Committee of the Board of Directors, which held two meetings during 1994, consisted of Messrs. Arthur D. Charpentier (who is not standing for re-election to the Board of Directors) and Charles Klatskin. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, and recommending to the Board of Directors the appointment of certified public accountants. The Compensation Committee, which held one meeting during 1994, consisted of Messrs. Benaroya, Joseph Kling (who is not standing for re-election to the Board of Directors) and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. There is no standing nominating committee. All of the directors attended, in 1994, at least 75% of the aggregate number of meetings of the Board of Directors and the Audit Committee and Compensation Committee (if they were members of those Committees).

                             DIRECTOR COMPENSATION

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each Audit or Compensation Committee meeting attended. In addition, until December 31, 1988, the Russ Berrie and Company, Inc. Stock Option Plan for Outside Directors (the "1984 Directors Plan") provided for the granting of nonqualified stock options (and was amended to include stock appreciation rights ("SARs")) to members of the Board of Directors who were not officers or other employees of the Company and who did not own Common Stock as of the effective date of the plan. (See "1984 Directors Plan" below.) Commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive nonqualified stock options and related SARs, if granted, under the Company's 1989 Stock Option Plan for Outside Directors. (See "1989 Directors Plan" below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive nonqualified stock options under the Company's 1994 Stock Option Plan for Outside Directors. (See "1994 Directors Plan" below.)

     Each of the 1984 Directors Plan, the 1989 Stock Option Plan for Outside Directors (the "1989 Directors Plan") and the 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan") is administered by a committee comprised of three members of the Board of Directors who are not participants in the plan:
Russell Berrie, A. Curts Cooke and Jimmy Hsu.

1984 DIRECTORS PLAN

     Options granted under the 1984 Directors Plan vested and became exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. If a grantee ceases to serve on the Board of Directors, he ceases to be eligible for the grant of options and, except in the event of death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter or the remaining option term, if shorter. Options are non-transferable, except that in the event of a grantee's death or disability, options vest immediately and are exercisable for 12 months thereafter or the remaining option term, if shorter.

     An amendment to the 1984 Directors Plan in 1988 gave the committee the discretion to grant SARs relating to options granted under the plan. (See last paragraph of "1989 Directors Plan" below for an explanation of SARs.) The grant of SARs was subject to the same terms and conditions as the related options and are exercisable only to the same extent as the related options. Exercise prices of options and SARs granted pursuant to the 1984 Directors Plan were based upon the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each year.

     A total of 75,000 shares of Common Stock had been reserved for the grant of options under the 1984 Directors Plan. Each eligible director received options to purchase 3,000 shares of Common Stock in each year from 1984 through 1988. In addition, each eligible director was granted SARs relating to the options granted under the 1984 Directors Plan in January 1988.

     The 1984 Directors Plan terminated on December 31, 1988, although options and SARs previously granted may be exercised beyond that date. In 1994, Mr. Klatskin exercised options, pursuant to the 1984 Directors Plan, for 3,000 shares of Common Stock at an exercise price of $9.34 per share and 3,000 shares of Common Stock at an exercise price of $11.09 per share.

1989 DIRECTORS PLAN

     The 1989 Directors Plan provides for the grant of stock options and related SARs to members of the Board of Directors who are not officers or other employees of the Company.

     A total of 150,000 shares of Common Stock have been reserved for the grant of options and related SARs, if any, under the plan. Grantees have been granted options to purchase 3,000 shares of Common Stock on each January 1, from 1989 through 1993 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year. In 1994, Mr. Arthur D. Charpentier, who is not standing for re-election to the Board of Directors in 1995, exercised options, pursuant to the 1989 Directors Plan, for 3,000 shares of Common Stock at an exercise price of $12.67 per share and 3,000 shares of Common Stock at an exercise price of $12.50 per share.

     Options granted under the plan vest and are exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or by the grantee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, nonvested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, nonvested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

     Until December 31, 1991, the committee administering the 1989 Directors Plan had the discretion to grant SARs subject to related options, which are exercisable only to the same extent and subject to the same terms and conditions as the related options. In general, a grantee who exercises an SAR will be entitled to an amount equal to the excess of the closing market price of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price of the related option, multiplied by the number of shares as to which the SAR is exercised. Exercise of all or any part of an SAR will reduce on a share-for-share basis the number of shares subject to a grantee's related option. Payment due upon exercise of an SAR shall be made (i) in cash, (ii) in Common Stock, or (iii) partly in cash and partly in Common Stock, all as determined by the committee in its discretion.

     This plan terminated on December 31, 1993, although options and SARs previously granted may be exercised beyond that date.

1994 DIRECTORS PLAN

     The 1994 Directors Plan provides for the grant of stock options to members of the Board of Directors who are not officers or other employees of the Company.

     A total of 150,000 shares of Common Stock have been reserved for the grant of options under the plan. Grantees are granted options to purchase 3,000 shares of Common Stock on each January 1, from 1994 through 1998 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year. Options were granted to all eligible directors (Messrs. Benaroya, Charpentier, Klatskin, Kling and Slauson) in 1994 at an exercise price of $14.875 per share, the closing market price of the Common Stock on the first trading day of such year. Options were granted to all eligible directors (Messrs. Benaroya, Charpentier, Klatskin, Kling, Landman and Slauson) in 1995 at an exercise price of $13.75 per share, the closing market price of the Common Stock on the first trading day of such year.

     Options granted under the plan vest and are exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or by the grantee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, nonvested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, nonvested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

CHIEF EXECUTIVE OFFICER

     Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company, is party to an employment arrangement with the Company that provides for compensation consisting of a base salary at an annual rate of $400,000 and a bonus equal to 1% of the Company's net income after taxes. Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans. The bonus arrangement has been in effect since July 1, 1983, prior to the Company's initial public offering.

     The Committee and Mr. Berrie discuss his base compensation annually. For 1994, the Committee and Mr. Berrie concluded that his base compensation should be reduced to $350,000 as a result of the Company's results of operations for 1993.

     The Committee has not conducted a formal study of chief executive officer compensation at companies comparable to the Company. The Committee believes that basing a substantial portion of Mr. Berrie's compensation on a fixed percentage of the Company's net income after taxes provides an appropriate linkage between his compensation and the Company's performance. The Committee also notes that, although Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans, he is the beneficial owner of more than 50% of the Company's outstanding common stock.

OTHER EXECUTIVE OFFICERS

     The Committee determines the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by these individuals consists of the following principal components: base salary, cash bonuses, stock options and, in some cases, restricted stock awards under the Company's 1994 Stock Option and Restricted Stock Plan (including predecessor plans, the "Stock Option and Restricted Stock Plans"). The Committee has followed a policy of considering increases in base compensation annually; increases are not necessarily based on the Company's performance. For 1994, 2 executive officers, Mr. Jimmy Hsu, who was promoted to Executive Vice President in July 1994, and Mr. Guy Lombardo, who was promoted to Vice President -- Management Information Systems and Administration in January 1994, received, in July and January 1994, respectively, increases in their respective base compensations.

     The Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with shareholders. In 1994, executive officers received grants of stock options under the Stock Option and Restricted Stock Plans to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 25% to 40% of base compensation, but received no restricted stock. Although the amount of these awards does not vary on the basis of the recipients' other holdings of the Company's stock, it may vary on the basis of the Company's performance. The ultimate value to the recipient of such awards depends upon the market price of the Company's common stock.

     Awards of cash bonuses to executive officers are based upon a bonus pool in which approximately 65 of the Company's management personnel participate and are paid if the Company exceeds certain operating profit levels. The amount of the bonus pool is based upon a formula relating to the Company's pre-tax profit from its core domestic business. Participants are eligible to receive a maximum award ranging from 50% (in the case of most executive officers) to 4% of the recipient's base salary. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, the bonus payable will be calculated so that each participant receives the same percentage of the maximum bonus for which he or she was eligible and the total bonuses paid equal the amount of the bonus pool. Because the Company did not achieve the necessary level of operating profits, no cash bonuses were paid in respect of 1994 earnings.

     Mr. Berrie does not participate in the bonus pool described above.

LIMITATIONS ON DEDUCTIBILITY

     The Committee has reviewed the Company's compensation policies in light of amendments to the Internal Revenue Code enacted during 1993 that generally limit deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit). At present levels of compensation, these amendments do not limit the deductions to which the Company is entitled and the Committee has therefore concluded that no changes in the Company's compensation policies as a result of these amendments are appropriate.

              Russ Berrie and Company, Inc. Compensation Committee Raphael Benaroya, Joseph Kling and Sidney Slauson, 1994 Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1994, the Compensation Committee consisted of Messrs. Benaroya, Kling and Slauson.

     Russell Berrie, the Chairman of the Board and Chief Executive Officer of the Company, serves as a member of the Board of Directors of United Retail Group, Inc. Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

     Mr. Slauson, a Director of the Company and a member of the Compensation Committee, is of counsel to Rosner and Feltman, a law firm which provides legal services to the Company. Such law firm receives (and had received during 1994) a retainer of $10,000 per month for its services.

                         RUSS BERRIE AND COMPANY, INC.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               RUSS BERRIE AND COMPANY, INC., THE S & P 500 INDEX
                            AND PEER GROUP COMPANIES

      MEASUREMENT PERIOD         RUSS BERRIE &    S&P 500 IN-
    (FISCAL YEAR COVERED)          CO. INC.           DEX         PEER GROUP
1989                                       100             100             100
1990                                    106.26           96.60           85.78
1991                                    143.72          126.42          140.89
1992                                    207.99          136.05          162.30
1993                                    181.08          149.76          195.20
1994                                    170.29          151.74          156.88

     Assumes $100 invested December 31, 1989 and reinvestment of all dividends.

     Peer Group Companies are as follows: American Greetings (Class A), Cross (A.T.) & Co. (Class A), Galoob (Lewis) Toys Inc., Gibson Greetings Inc., Hasbro Inc., Kiddie Products Inc., Ohio Art Co. and Tandycrafts Inc. Peer Group Companies were selected on the basis of similarity of their products or distribution channels to those of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1995, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

                                                                         TOTAL SHARES    APPROXIMATE
                                                            SHARES OF     OF COMMON     PERCENTAGE OF
                                                              COMMON        STOCK        OUTSTANDING
                NAME OF DIRECTOR, OFFICER                     STOCK      BENEFICIALLY      COMMON
                   OR IDENTITY OF GROUP                      OWNED(1)    OWNED(1)(2)     STOCK(1)(2)
- ----------------------------------------------------------  ----------   ------------   -------------
Raphael Benaroya..........................................         720          3,720           *
Russell Berrie(3).........................................  11,573,388     11,573,388        53.8
Arnold S. Bloom...........................................         150         13,275           *
Paul Cargotch.............................................         -0-         12,179           *
Arthur D. Charpentier(4)..................................         -0-          9,000           *
A. Curts Cooke(5).........................................      25,511         41,229           *
Jimmy Hsu(5)..............................................      40,515         54,529           *
Charles Klatskin..........................................       3,100         30,100           *
Joseph Kling(6)...........................................         -0-         12,000           *
William A. Landman........................................          15             15           *
Sidney Slauson............................................      11,250         23,250           *
Bernard H. Tenenbaum(5)...................................       3,190         17,711           *
Charles Klatskin and Sidney Slauson, as co-trustees under
  trusts for the benefit of Scott Berrie(7)...............     115,158        115,158           *
Leslie Berrie, Russell Berrie and Myron Rosner, as
  co-trustees under The Leslie Berrie 1993 Trust(8).......     126,541        126,541           *
All directors and officers as a group (14
  persons)(3)(5)(9).......................................  11,899,538     12,068,446        56.4

- ---------------

*Less than 1%

(1) Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 5, 7 and 8 below; and, in the case of restricted shares granted under Russ Berrie and Company, Inc. Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2) Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days.

(3) Includes (a) 10,703,542 shares held of record by The Russell Berrie 1991 Trust, of which Mr. Russell Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by the Trust (1,500,000 shares of which are in the process of being recorded in the name of The Russell Berrie 1991 Trust from The Russell Berrie 1992 Charitable Trust), and (b) 150 shares held of record by Mr. Berrie as custodian for one of his daughters. Does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation (228,200 shares). Mr. Russell Berrie is a trustee of the Foundation. Also does not include shares of Common Stock held beneficially and of record by The Leslie Berrie 1993 Trust (the shares of which are in the process of being recorded in the name of The Leslie Berrie 1993 Trust from prior trusts for the benefit of Leslie Berrie). (See Note 8.) Mr. Berrie disclaims beneficial ownership of such shares.

(4) Mr. Charpentier is not standing for re-election to the Board of Directors in 1995.

(5) Includes shares awarded under the Company's Stock Option and Restricted Stock Plans which are not vested as of March 1, 1995, as follows: 17,193 shares for Mr. Cooke; 14,201 shares for Mr. Hsu; 3,190 shares for Mr. Tenenbaum; and 34,584 shares for all directors and officers as a group.

(6) Mr. Kling is not standing for re-election to the Board of Directors in 1995 so as to avoid any possible conflict of interest as a result of recently becoming an officer of an unaffiliated toy company.

(7) Charles Klatskin and Sidney Slauson, as co-trustees, share power to vote and dispose of these shares, but disclaim beneficial ownership of these shares.

(8) Leslie Berrie, Russell Berrie and Myron Rosner are co-trustees, each having the power to vote and dispose of these shares. Messrs. Berrie and Rosner disclaim beneficial ownership of these shares.

(9) Includes shares held by trusts included in the table.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 1995, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares so owned.

                         NAME AND ADDRESS OF                            NUMBER OF SHARES    PERCENT
                          BENEFICIAL OWNER                             BENEFICIALLY OWNED   OF CLASS
- ---------------------------------------------------------------------  ------------------   --------
Russell Berrie (1)...................................................      11,573,388         53.8
111 Bauer Drive
Oakland, New Jersey 07436
John Hancock Mutual Life Insurance Company (2).......................       1,267,030          5.9
John Hancock Place
P.O. Box 111
Boston, Massachusetts 02117

- ---------------

(1) Includes (a) 10,703,542 shares held of record by The Russell Berrie 1991 Trust, of which Mr. Russell Berrie is the grantor and a trustee possessing sole voting and dispositive power (other than to Mr. Berrie) as to the shares held by the Trust (1,500,000 shares of which are in the process of being recorded in the name of The Russell Berrie 1991 Trust from The Russell Berrie 1992 Charitable Trust), and (b) 150 shares held of record by Mr. Berrie as custodian for one of his daughters. Does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation (228,200 shares). Mr. Russell Berrie is a trustee of the Foundation. Also does not include shares of Common Stock held beneficially and of record by The Leslie Berrie 1993 Trust. Mr. Berrie disclaims beneficial ownership of such shares. (See "Security Ownership of Management".)

(2) Consists of shares owned by 2 indirect, wholly-owned subsidiaries of John Hancock Mutual Life Insurance Company: NM Capital Management, Inc. and John Hancock Advisers, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for the years ended December 1994, 1993 and 1992 paid to or accrued for the benefit of the Chief Executive Officer and the other five most highly compensated executive officers of the Company as of December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                ANNUAL           OTHER    ---------------------------     ALL
                                            COMPENSATION(1)     ANNUAL     RESTRICTED                    OTHER
                                          -------------------   COMPEN-      STOCK         OPTIONS/     COMPEN-
   NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     SATION    AWARDS(S)(2)   SARS(SHARES)   SATION(3)
- ---------------------------------- ----   --------   --------   -------   ------------   ------------   --------
Russell Berrie,................... 1994   $350,000   $ 58,270   $27,489          -0-           -0-      $260,396
Chairman of the Board and          1993    400,000    136,820    27,489          -0-           -0-       272,180
  Chief Executive Officer          1992    350,000    607,518    26,285          -0-           -0-       270,878

A. Curts Cooke,................... 1994    263,520      5,068    10,102          -0-         4,428         3,806
President and Chief                1993    263,520    132,612     9,542     $140,547         3,978        19,415
  Operating Officer                1992    244,000    166,692     8,269      130,125         5,205        16,714

Jimmy Hsu,........................ 1994    225,000      4,327     5,710          -0-         3,529         3,806
Executive Vice President           1993    210,000    105,678     6,289      112,010         3,170        19,404
                                   1992    190,000    123,654     5,017      101,325         4,053        16,706
Arnold S. Bloom,.................. 1994    175,000      3,365     3,637          -0-         4,705         3,806
Vice President                     1993    175,000     23,451     2,835          -0-         3,962        12,246
  and General Counsel              1992    162,750     38,268     2,792          -0-         5,208        10,305

Paul Cargotch,.................... 1994    150,000      2,885     5,102          -0-         4,033         3,806
Vice President and                 1993    150,000     75,485     3,816          -0-         3,396        15,286
  Chief Financial Officer          1992    140,000     82,692     3,198          -0-         4,479        13,135

Bernard H. Tenenbaum,............. 1994    150,000      2,885     3,121          -0-         2,521         3,806
Vice President --                  1993    150,000     27,085     2,851          -0-         3,000         7,356
  Corporate Development(4)         1992        -0-        -0-       -0-          -0-         3,000           -0-

- ---------------

(1) While the aggregate of "Other Annual Compensation" received by the named executive officers is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for each named executive officer, the perquisites and other personal benefits included within the "Other Annual Compensation" which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include (i) Mr. Berrie's travel allowance ($20,800) for each of years 1994, 1993 and 1992,
    (ii) Mr. Cooke's personal use of a Company car (valued at $3,083 in 1994, $2,917 in 1993 and $2,417 in 1992), the 1994 premium ($4,319) paid by the
    Company on Mr. Cooke's behalf for long term disability insurance, and the 1992 imputed interest value ($3,200) of a loan made to Mr. Cooke by the Company, (iii) Mr. Hsu's personal use of a Company car (valued at $2,917 in 1994, $2,917 in 1993 and $2,404 in 1992), the 1994 premium ($1,771) paid by the Company on Mr. Hsu's behalf for long term disability insurance, and the imputed interest values ($1,873 in 1993 and $2,327 in 1992) of a loan made to Mr. Hsu by the Company, (iv) Mr. Bloom's personal use of a Company car (valued at $2,917 in 1994, $2,117 in 1993 and $2,117 in 1992), (v) Mr.
    Cargotch's personal use of a Company car (valued at $2,917 in 1994, $2,917 in 1993 and $2,373 in 1992), and (vi) Mr. Tenenbaum's personal use of a Company car (valued at $2,917 in 1994 and $2,749 in 1993). All salary and bonus payments are reported for the year in which they are earned.

(2) Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 35,173 shares of restricted stock were held by the named executive officers at December 31, 1994 with an aggregate value as of such date of $483,630 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1994, the last day of the Company's last completed fiscal year). At December 31, 1994, the value of Mr. Cooke's holdings was $272,787 and Mr. Hsu's was $210,843. No shares of restricted stock were awarded in 1994. The number of shares of restricted stock awarded in 1993 to Messrs. Cooke and Hsu was 7,954 and 6,339, respectively; in 1992, 10,410 and 8,106, respectively. Restricted stock awards vest over five years at 20 percent per year provided the recipient remains in the employ of the Company. Dividends are paid on all outstanding restricted stock.

(3) For Mr. Berrie, consists of (i) $256,590 paid in 1994, $256,995 paid in 1993 and $257,305 paid in 1992 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse, and (ii) retirement plan contributions and reallocation of forfeitures during each of 1992, 1993 and 1994. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For all named executive officers (except Mr. Berrie), consists of retirement plan contributions and reallocation of forfeitures under the retirement plan. Does not include investment gains or losses under the retirement plan. In 1994, the Company did not make any contributions to the retirement plan. (See "401(k) Plan".) Since the Company contributions to the retirement plan are not fixed, and because it is impossible to calculate future income and forfeitures, it is not currently possible to calculate an individual participant's retirement benefits.

(4) Mr. Tenenbaum became employed by the Company on January 13, 1993.
                            ------------------------

401(K) PLAN

     In February 1995, the Company amended its existing retirement plan (a profit sharing plan) to convert such retirement plan to a plan based on employees' pre-tax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Participating employees may elect to contribute from 1% to 15% (but not in excess of $9,240 in 1995) of their compensation, on a pretax basis, to the 401(k) Plan. Employees' contributions are invested in one or more of four funds (as selected by each participating employee). The Company matches a portion of the compensation deferred by each employee. The Company's matching contribution fully vests after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The Company has an employment arrangement with Russell Berrie providing for compensation in 1995 at the annual rate of $350,000 plus 1% of the Company's net income after income taxes ("Incentive Compensation"). During 1994, Mr. Berrie received annual compensation of $350,000 plus the Incentive Compensation. Pursuant to Mr. Berrie's compensation arrangement with the Company, the Company pays the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse. The policies have been assigned to the Company to secure repayment of the premiums. (See also "Compensation Committee Report" and "Certain Transactions".)

     The Company has an agreement with A. Curts Cooke, President and Chief Operating Officer of the Company, which provides that in the event of a change of control of the Company, he will be entitled to be employed at his then compensation level for a period of 3 years. (See also "Certain Transactions".)

     The Company has an agreement with Bernard H. Tenenbaum, Vice
President -- Corporate Development of the Company, providing for a base salary of at least $150,000 per annum, a discretionary bonus, the annual grant of stock options and restricted stock under the Company's Stock Option and Restricted Stock Plans then in effect, which grants are commensurate with his status and level of employment, and participation in employee benefit plans. Mr. Tenenbaum is receiving an annual base salary of $164,500 in 1995. In addition, the agreement provides that in the event of a change of control of the Company, Mr. Tenenbaum will be entitled to receive his salary, bonus and benefits for a period of 3 years. The agreement may be terminated with or without cause and shall terminate on death or disability. If Mr. Tenenbaum is terminated without cause, he is entitled to receive his accrued bonus, if any, to the date of his termination in an amount equal to 50% of his base salary to the date of termination and, for a period of 12 months following such termination, his base salary and the continuation of employee benefit plans. If Mr. Tenenbaum is terminated due to death, disability or for cause, he is not entitled to receive any salary or other payments or benefits after the date of his death, disability or termination for cause.

                               1994 OPTION GRANTS

     The following table sets forth the options granted to the named officers in the Executive Compensation Table of the Company during the year ended December 31, 1994.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                               ANNUAL RATES OF
                                 ----------------------------------------                     STOCK PRICE
                                           PERCENT OF TOTAL                               APPRECIATION FOR 10
                                 OPTIONS   OPTIONS GRANTED    EXERCISE OR                  YEAR OPTION TERM
                                 GRANTED     TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
             NAME                (#)(1)     IN FISCAL YEAR     ($/SHARE)       DATE       5%($)       10%($)
- -------------------------------  -------   ----------------   -----------   ----------   --------    ---------
Russell Berrie.................     -0-           -0-               -0-          -0-          -0-          -0-
A. Curts Cooke.................   4,428          1.63           $ 14.88       1/3/04     $ 41,423    $ 104,974
Jimmy Hsu......................   3,529          1.30             14.88       1/3/04       33,013       83,662
Arnold S. Bloom................   4,705          1.73             14.88       1/3/04       44,014      111,541
Paul Cargotch..................   4,033          1.49             14.88       1/3/04       37,728       95,610
Bernard H. Tenenbaum...........   2,521          0.93             14.88       1/3/04       23,583       59,765

- ---------------
(1) All options granted vest and become exercisable one year from the date of grant. In any 12 month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder's remaining exercisable options.

                  AGGREGATED OPTION/SAR EXERCISES IN 1994 AND
                           YEAR-END OPTION/SAR VALUES

     The following table sets forth option and SAR exercises during 1994 and year-end option and SAR values for the named officers in the Executive Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 1994 ($13.75).

                                                                                             VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS/SARS                OPTIONS/SARS
                           SHARES ACQUIRED        VALUE           AT FISCAL YEAR-END         AT FISCAL YEAR-END($)
           NAME            ON EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- -------------------------- ---------------   ---------------   -------------------------   -------------------------
Russell Berrie............        -0-                -0-                       -0-                        -0-
A. Curts Cooke............        -0-                -0-              11,290/4,428                $   203/-0-
Jimmy Hsu.................        -0-                -0-              10,485/3,529                    -0-/-0-
Arnold S. Bloom...........        -0-                -0-               8,420/4,705                  5,573/-0-
Paul Cargotch.............        -0-                -0-               8,146/4,033                     11/-0-
Bernard H. Tenenbaum......        -0-                -0-              12,000/2,521                 27,210/-0-

- ---------------
(1) Value is calculated by determining the difference between the price of the Common Stock underlying the options or SARs on the New York Stock Exchange at the time of exercise and the exercise or base price of the options or SARs.

                              CERTAIN TRANSACTIONS

     Several warehouse, office and distribution facilities are leased to the Company by Russell Berrie, Chairman of the Board of the Company, or trusts for the benefit of members of his immediate family or by a partnership in which he and Murray Berrie, his brother, are both general partners. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 1994 was $8,373,000. The table below lists such facilities, the current rentals and the lease expiration dates.

                                                             ANNUAL             LEASE
                         FACILITY                          RENTAL(1)        EXPIRATION(2)
    ---------------------------------------------------    ----------     -----------------
    Petaluma, California...............................    $  845,000     June 30, 2004
    Lakeland, Florida(3)...............................       291,353     February 28, 1998
    Oakland, New Jersey................................       399,350     April 1, 2004
    South Brunswick, New Jersey........................     2,506,598     May 31, 1999
                                                           ----------
         Total.........................................    $4,042,301
                                                            =========

- ---------------
(1) Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises. Base rentals are subject to periodic increases during the remainder of the term of certain of the leases. Under an amendment to the lease for Petaluma, California, the term has been extended to 2004 from 1997, and the annual base rent was reduced from $1,375,008 to $845,000 on July 1, 1994.

(2) Not including renewal options, if any.

(3) This facility was closed in March 1990 in connection with a restructuring undertaken by the Company and is currently subleased.
                            ------------------------

     As of March 1, 1995, Mr. Cooke, President, Chief Operating Officer and a Director, was indebted to the Company in the aggregate amount of $41,174, and the highest outstanding balance of the loan since January 1, 1994 was $111,337. As of March 1, 1995, Mr. Hsu, Executive Vice President and a Director, was indebted to the Company in the aggregate amount of $96,277, and the highest outstanding balance of the loan since January 1, 1994 was $103,610. The proceeds of these borrowings were used by Mr. Cooke and Mr. Hsu to pay for certain tax obligations resulting from the lapse of restrictions on shares of Common Stock awarded under the Company's Stock Option and Restricted Stock Plans. The Company lends to various officers who receive restricted shares of Common Stock under the Stock Option and Restricted Stock Plans amounts equal to the tax obligations incurred by such officers resulting from the lapse of restrictions on such shares. Under this arrangement, since 1994, the indebtedness from the officer is represented by an agreement or promissory note providing for loans for a five-year period bearing interest at the Applicable Federal Rate as determined by the Internal Revenue Service (the "AFR"). Prior to 1994, loans were interest-free for a five year period, and following that period, bore interest at the AFR. The principal amounts of and accrued interest on these loans are required to be paid upon the termination of the officer's employment with the Company or his disposition of the shares giving rise to the indebtedness.

     The Company leases a warehouse and office facility located in Dayton, New Jersey from a partnership in which Charles Klatskin, a Director of the Company, is a general partner. This facility was closed in July 1989, in connection with a restructuring undertaken by the Company. From July 1991 through December 1994, the Company occupied some office and warehouse space in this building (approximately 31.3% of the building). Since January 1995, the Company has occupied only a portion of the office space in this building (approximately 10% of the building). The lease for this facility expires on October 31, 1997 (not including renewal options) and provides for annual base rental payments (not including payments for real estate taxes and certain other items) of $996,369. Mr. Klatskin and certain of his affiliated companies have been engaged as a real estate broker to assist with selling or arranging subleases for certain properties which the Company currently owns or leases and is not fully utilizing or has sold during the past year, including the facilities in Dayton, New Jersey and Lakeland, Florida and a facility formerly owned by the Company in Marietta, Georgia. During 1994, Mr. Klatskin and companies affiliated with Mr. Klatskin received from the Company, directly or indirectly, $22,297 for performing such activities. Mr. Klatskin and his affiliated companies continue to act in a real estate brokerage capacity for certain real estate properties of the Company, and the Company believes that the terms of the leases and the arrangements with Mr. Klatskin and his affiliated companies to arrange sales and subleases of certain of the Company's facilities are no less favorable to the Company than could have been obtained from an unaffiliated third party.

     The Company paid $10,000 per month during 1994 to Rosner and Feltman, a law firm which provides legal services to the Company. Mr. Slauson, a Director of the Company, is of counsel to Rosner and Feltman.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1994, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that Messrs. Hsu and Landman filed late a report on Form 4 and Form 3, respectively.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Coopers & Lybrand to be the Company's independent accountants for 1995. It is expected that representatives of Coopers & Lybrand will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement.

                               VOTING PROCEDURES

     Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     Other Matters: The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting for a particular matter is required for the matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are not considered present at the meeting for the particular matter as to which the broker withheld authority. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the 1996 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before November 14, 1995. Any such proposals should be submitted in writing to:
Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436.

                                          By Order of the Board of Directors

                                                         ARNOLD S. BLOOM
                                                      Secretary

Oakland, New Jersey
March 15, 1995

                        RUSS BERRIE AND COMPANY, INC.
                               111 BAUER DRIVE
                          OAKLAND, NEW JERSEY 07436

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned hereby appoints Russell Berrie, A. Curts Cooke and Jimmy Hsu, R and each of them severally, as proxies of the undersigned, each with the O power to appoint his substitute, and hereby authorizes them to represent and X to vote as designated below all the shares of Common Stock of Russ Berrie and Y Company, Inc. held of record by the undersigned on March 9, 1995, at the
  Annual Meeting of Shareholders to be held on April 25, 1995 and any adjournment thereof.

  Election of Directors. Nominees: Raphael Benaroya, Russell Berrie, A. Curts Cooke, Jimmy Hsu, Ilan Kaufthal, Charles Klatskin, William A. Landman, Sidney Slauson and Bernard H. Tenenbaum.

                   (Change of Address/Comments)

  ____________________________________________________________
  ____________________________________________________________
  ____________________________________________________________
  ____________________________________________________________

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  A VOTE FOR PROPOSAL 1 IS RECOMMENDED.

  Your vote for the election of Directors may be indicated on the reverse.
                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. ELECTION OF DIRECTORS TO SERVE UNTIL THE 1996 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN ELECTED AND QUALIFIED.

   FOR nominees listed on the front of this card (except as marked to the
   contrary below).    / /

   WITHHOLD AUTHORITY to vote for all nominees listed on the front of this
   card.               / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box marked "FOR" above and write that nominee's name on the line provided.)

________________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears on the other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his/her name and indicate his/her title. If a partnership, please sign in partnership name by authorized person.

______________________________________________________ Date:___________________
                     Signature

______________________________________________________ Date:___________________
             Signature if held jointly